EXHIBIT 8.1

SIMPSON THACHER & BARTLETT LLP
425 LEXINGTON AVE.
NEW YORK, NY 10017
(212) 455-2000

FACSIMILE: (212) 455-2502

September 2, 2003

PPL Corporation
PPL Capital Funding, Inc.
Two North Ninth Street
Allentown, Pennsylvania 18101

Ladies and Gentlemen:

     We have acted as counsel to PPL Capital Funding, Inc., a Delaware Corporation (the “Company”), and PPL Corporation, a Pennsylvania corporation (the “Parent” and together the “Issuers”), in connection with the preparation and filing by the Issuers with the Securities and Exchange Commission of the Registration Statement on Form S-4 dated as of September [], 2003 under the Securities Act of 1933, as amended, (the “Registration Statement”) with respect to the offer to exchange for each Outstanding PEPS Unit a cash payment of $0.375 plus a 7 3/4 Premium Equity Participating Security Units, Series B (a “New PEPS Unit”) comprising (i) a purchase contract under which the holder agrees to purchase a formula number of shares of common stock of the Parent and (ii) a 7.29% note issued by the Company. All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     In delivering this opinion letter, we have reviewed and relied upon the Registration Statement and the related documents. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth in the Registration Statement under the caption “United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal tax law of the United States.

     We hereby consent to the use of our name in the Registration Statement under the caption “Legal Matters”.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP